Dated the 26th day of September 2001

GTM Holdings, Inc.

and

Sun Television Cybernetworks Holdings Limited

Film Rights Agreement

TABLE OF CONTENTS

1. Definitions and Interpretation	1
2. License of Film Rights	3
3. Consideration	3
4. Payment of Consideration and Closing	3
5. Provisions Relating to Conversion Shares	3
6. Representations and Warranties	4
7. Confidentiality	5
8. Notices	5
9. Successors and Assigns	6
10. Amendment and Waiver	6
11. Signatures; Counterparts	6
12. Governing Law/Jurisdiction	7
13. Severability	7
14. Entire Agreement	7
15. Expenses	7
16. Publicity	7
17. Further Assurances	8
SCHEDULES
Schedule 1 - Form of Certificate	9
Schedule 2 - Film Library - List of Programs	11
Schedule 3 - Film Rights License Agreement	12
EXECUTION	19

THIS AGREEMENT is made the 26th day of September 2001

BETWEEN 1. GTM Holdings, Inc., a limited liability company incorporated in Nevada and having its principal offices at Suite 12/F., Nam Kwong Building, Avenida Rodrigo Rodriques, Macau Special Administrative Region, the People's Republic of China ("GTM"); and

2. Sun Television Cybernetworks Holdings Limited, a limited liability company incorporated in the Bermuda having its registered address at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda and whose principal office is at Unit 6101, The Center, 99 Queen's Road Central, Hong Kong ("Sun TV").

WHEREAS A- Sun TV is a company whose securities are listed on the Stock Exchange of Hong Kong and is engaged in, inter alia, the provision of free to air satellite television channels to the Asian region, the leasing of airtime on such channels, production of television programs at its own production facilities and the rental of such production facilities.

B- GTM is a company engaged in the business of television broadcast home shopping and general content provider and wishes to use, or acquire the use of certain facilities, capabilities and resources from Sun TV on the terms and conditions as set out in this agreement.

IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, the following terms shall have the following meanings unless the context requires otherwise:
"Agreed Form"	means either in the form as set out in a Schedule hereto or in a form to be reasonably agreed between the parties before Closing;
"Agreement"	means this agreement as may be amended, modified or supplemented from time to time;
"Business Day"	means any day not including Saturday, being a day on which licensed banks in Hong Kong are open for business;
"Certificate"	means the certificate to be issued in respect of the Convertible Note in Agreed Form;
"Closing"	shall mean the closing of this Agreement in accordance with sub-clause 4.2;
"Consideration"	means the consideration to be paid by GTM to Sun TV as set out in and in accordance with clauses 3 and 4;
"Convertible Note"	means a non-transferrable convertible loan note to be issued by GTM to Sun TV in Agreed Form with the benefit of and subject to the provisions of the conditions as set out therein containing the principal terms set out in Schedule 1;
"Conversion Shares"	means the Shares to be issued by GTM to Sun TV upon exercise by Sun TV of its conversion rights under the Convertible Note;
"Escrow Instructions"	means the instructions to the escrow agent referred to in sub-clause 5.3 in the Agreed Form;
"Film Library"	means the original master recordings of the segmented productions as set out in Schedule 2 which includes programs produced by Sun TV and programs licensed to Sun TV;
"Film Rights"	means the licensed rights to the Film Library to be granted by Sun TV to GTM pursuant to the Film Rights License Agreement in accordance with clause 2;
"Film Rights License Agreement"	means an agreement substantially in the form as set in Schedule 3 for the license of the Film Rights from Sun TV to GTM;
"Market Value"	means the average reported sale price on the 10 trading days prior to the relevant valuation date on the composite tape or NASDAQ exchange Shares (as the case may be) on which the Shares are traded. If no such sale of Shares was reported during such period, the market value shall be the average of the reported asked and bid prices for such period;
"Registration Rights Agreement"	means the registration rights agreement to be entered into pursuant to sub-clause 5.4 in the Agreed Form; and
"Shares"	means the shares of common stock having a par value of US$0.01 each of GTM.

1.2 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.3 References herein to clauses and schedules are to clauses in and schedules to this Agreement unless the context requires otherwise, and the schedules to this Agreement shall be deemed to form part of this Agreement.

1.4 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2. LICENSE OF FILM RIGHTS

2.1 Sun TV shall license to GTM the Film Rights and shall execute and perform the Film Rights License Agreement and shall procure that the owner of the Film Library executes the confirmation as attached to the Film Rights License Agreement and do all other things reasonably necessary to give effect to such license.

2.2 Sun TV shall provide GTM with access to the Film Library at the premises of Sun TV prior to Closing in order to allow GTM to commence production and provided that if for any reason Closing does not occur then GTM shall return all copies of the Film Library (if any) and any reworkings thereof to Sun TV.

3. CONSIDERATION

3.1 The Consideration for the Film Rights shall be US$3,000,000.

4. PAYMENT OF CONSIDERATION AND CLOSING

4.1 The Consideration for the Film Rights shall be satisfied by delivery of the Convertible Note in the principal amount of US$3,000,000 upon closing.

4.2 Closing shall take place on or before 1st November, 2001 (the "Closing Date") at the offices of Preston Gates & Ellis whereupon:

GTM shall deliver:

the Convertible Note duly signed by GTM;

the Registration Rights Agreement duly signed by GTM; and

Sun TV shall deliver:

the Film Rights License Agreement duly signed by Sun TV and shall do all things required to be done upon signing thereof;

the original master beta tapes in respect of the Film Library; and

the Registration Rights Agreement duly signed by Sun TV; and

(c) GTM and Sun TV and the escrow agent shall sign the Escrow Instructions.

4.3 Neither party shall be obliged to complete the Closing in accordance with this Agreement unless the other party completes the Closing contemporaneously and any partial completion of the Closing shall not be considered a waiver of any rights of either party under this Agreement or under law.

5. PROVISIONS RELATING TO CONVERSION SHARES

5.1 The Shares

The Conversion Shares will be restricted stock for the purposes of the U.S. Securities Act of 1933. GTM shall grant piggyback and shortform registration rights to Sun TV as described under sub-clause 5.4 below.

5.2 Transfer Restriction

Sun TV will not be permitted to directly or indirectly sell, assign, pledge, hypothecate or otherwise transfer all or any of its legal or beneficial interest in any of the unregistered Shares except in compliance with the U.S. Securities Act of 1933, as amended.

5.3 Escrow Arrangements

In addition to the conditions set out in sub-clause 5.2 above, the Conversion Shares shall be held by an escrow agent agreed by the parties in accordance with the Escrow Instructions and shall be released from escrow one year after the date of Closing.

5.4 Registration Rights

Upon execution of this Agreement, the parties shall enter into the Registration Rights Agreement for piggyback and short form registration which will apply to all Conversion Shares.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and warranties by GTM

GTM represents and warrants to Sun TV that the information contained in this sub-clause 6.1 are true, complete and accurate in all material respects and that:

(a) all necessary authorities have been or will prior to closing be obtained to enable the issue of the Convertible Note and the issue and allotment of the Conversion Shares by GTM (if applicable);

(b) GTM has power to enter into this Agreement and this Agreement has been duly authorised and executed by, and constitutes legally binding obligations of GTM;

(c) the issue of the Convertible Note and the Conversion Shares will comply with all statutory requirements;

(d) the issue of the Convertible Note or the allotment and issue of Conversion Shares pursuant to this Agreement and the Convertible Note will not cause any breach of any agreement or by which GTM and/or any of its subsidiaries is a party or by which it is or any of them is bound and will not infringe or exceed any limits on, power of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of, GTM and/or any of its subsidiaries and/or their respective board of directors; and

(e) the Conversion Shares will be allotted and issued pursuant to the Convertible Note free from all claims, charges, liens, encumbrances and equities and will rank pari passu in all respects with the existing Shares.

6.2 Representations and warranties by Sun TV

Sun TV represents and warrants to GTM that the information contained in this sub-clause 6.2 are true, complete and accurate in all material respects and that:

(a) Sun TV has the power to enter into and perform this Agreement and the Film Rights License Agreement and this Agreement and the Film Rights License Agreement have been or will be duly authorised and executed by, and constitute legally binding obligations of Sun TV;

(b) entry and performance of this Agreement will not cause any breach of any agreement to which Sun TV any of its subsidiaries is a party or by which it is or any of them is bound and will not infringe or exceed any limits on, power of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of, Sun TV and/or any of their subsidiaries and/or its board of directors; and

(c) the representations and warranties as set out in the Film Rights License Agreement are deemed to be incorporated into this Agreement.

7. CONFIDENTIALITY

Neither of the parties hereto shall divulge to any person (other than its officers, employees and professional advisors on a need to know basis) or use for any purpose any of the trade secrets or confidential information or any financial or trading information relating to the other party which it acquires as a result of entering into this agreement whether directly or indirectly. Each of the parties shall endeavour to prevent its employees from doing anything which, if done by the party, would be a breach of this clause. This restriction shall continue to apply after the expiration or termination of this Agreement without limit in point of time but shall cease to apply to secrets or information which come into the public domain through no fault of the party concerned. If there is any requirement of any government or regulatory authority for disclosure of information and/or making of any announcement, the relevant party shall notwithstanding the provisions of this clause be entitled to comply with such requirement but shall consult the other party with respect to the contents of the announcement made.

8. NOTICES

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

if to the GTM:

Suite 12/F., Nam Kwong Building

Avenida Rodrigo Rodriques

Macau Special Administrative Region

The People's Republic of China

Facsimile: (853) 711-999

Attention: Mr William A. Fisher

if to Sun TV:

Unit 6101, The Center

99 Queen's Road Central

Hong Kong

Facsimile: (852) 2169-0292

Attention: Mr Bruno Wu

or to such other address or addresses as shall have been furnished in writing to the other parties hereto.

All such notices and communications shall be deemed to have been duly given; when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; or if telecopied, on the same day unless received after 5 p.m. Hong Kong time or on a day other than a Business Day, in which event the notice or communication shall be deemed to have been duly given on the next Business Day.

9. SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto provided that neither party shall be entitled to assign any of its risk or obligations hereunder without the written consent of the other party.

10. AMENDMENT AND WAIVER

No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. No amendment, supplement or modification of or to any provision of this Agreement or any of the other agreements referred to herein, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision shall be effective unless agreed in writing.

11. SIGNATURES; COUNTERPARTS

Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12. GOVERNING LAW/JURISDICTION

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong, Special Administrative Region, People's Republic of China, without giving effect to the choice of law provisions thereof, and each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement, the Convertible Note, or any agreements or transactions contemplated hereby may be brought in the courts of Hong Kong, Special Administrative Region, People's Republic of China, and hereby expressly submits to the non-exclusive jurisdiction of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in clause 8, such service to become effective 15 days after such mailing.

13. SEVERABILITY

If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

14. ENTIRE AGREEMENT

This Agreement, together with the exhibits and schedules hereto is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

15. EXPENSES

Each party shall pay its own costs and disbursements of and incidental to this Agreement and the transactions contemplated hereunder.

16. PUBLICITY

Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without consulting the other party. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an opportunity to comment thereon and the other party shall respond with its comments promptly and within the time provided for comments. Upon signing of this Agreement the parties shall hold a joint press conference to announce the entry into this Agreement.17. FURTHER ASSURANCES Each of the parties shall execute such documents and perform such further acts (including without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental entity or authority or any other Person or entity) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

SCHEDULE 1

Form of Certificate

The Convertible Note (the "Note") shall be in Agreed Form including the following terms:

Principal Amount: US$3,000,000

Interest: N/A

Tranferability: N/A

Conversion: Within 10 Trading Days of receipt of a demand for repayment or a conversion notice from, GTM shall issue the Conversion Shares in the name of Sun TV or its nominee. Conversion shall be by one single conversion of the entire Note.

Conversion Shares: Upon conversion GTM shall issue and allot to Sun TV 150,000 Shares (being the 3,000,000 Shares agreed between the parties as adjusted to reflect the 20-to-1 Share consolidation of GTM (the "Reorganization") taking place on or about 12 September 2001) representing approximately 17.65% of the issued and outstanding share capital of GTM immediately after the Reorganization.

Sun TV acknowledges that certain Shares or interests in Shares have been issued or granted to agents and employees of GTM after the Reorganization and before the date of this agreement in consideration of services rendered to GTM and no adjustment will be made to the number of Conversion Shares issued under the Note except to the extent that the percentage that the Conversion Shares represent in the issued and outstanding share capital of GTM on the date of this agreement is reduced below 17.65% by an amount greater than 3.75% (ie., is less than 13.9%).

Agreed Price: US$20 per Conversion Share.

Shares: The Conversion Shares and Adjustment Shares will be restricted stock for the purposes of the U.S. Securities Act of 1933.

Registration Rights: The parties shall enter into the Registration Rights Agreement for piggyback and short form registration which will apply to all Conversion Shares and Adjustment Shares.

Transfer Restriction: Sun TV will not be permitted to directly or indirectly sell, assign, pledge, hypothecate or otherwise transfer all or any of its legal or beneficial interest in any of the unregistered Shares until the expiry of such time as required to be in compliance with the U.S. Securities Act of 1933, as amended.

Trading Day: Any day on which the exchange or over-the-counter market on which GTM is quoted is open for trading of securities.

Compliance: If the Note does not comply with any applicable corporate or securities laws then the parties will act in good faith and as soon as possible to agree upon an alternative arrangement such that the terms of the Note are given full commercial effect and that in any such arrangement the benefit to Sun TV shall be not less than as set out in the Note.

Issue of Adjustment Shares:

1. If any of the Conversion Shares have a Market Value upon completion of any sale by Sun TV to a bona fides third party of less than the Agreed Price per Conversion Share (with the appropriate adjustments to be made if there has been any sub-division, consolidation or reclassification of the Shares) then GTM shall issue such number of additional Shares (the "Additional Shares") equal to Z based on the following formula:

(A - B) / Y = Z

A	=	the total number of Conversion Shares sold multiplied by the Agreed Price
B	=	the total number of Conversion Shares sold multiplied by the Market Value on the day of completion of the sale
Y	=	Market Value per Share on the day completion of the sale
Z	=	Number of Additional Shares issued

(a) If A - B is less than 0 then Z shall be deemed to be 0.

(b) No fractional Additional Shares shall be issued and in the event that Z includes a fraction then it shall be rounded to closest whole number.

(c) If at the time when any Additional Shares fall to be issued the aggregate of all Additional Shares issued and all Conversion Shares sold multiplied in each case by the Market Value at the time of the relevant sale of Conversion Shares plus the aggregate current Market Value of all remaining Conversion Shares is equal or greater than US$3 million then any Additional Shares issuable shall be held in escrow and shall only be released to Sun TV if and to the extent that the aggregate sale price of all Conversion Shares and Additional Shares sold is less than US$3 million and to the extent not so released shall be cancelled.

(d) As of any date falling not less than 5 years after the date on which Closing occurs GTM may by notice in writing to Sun TV treat all Conversion Shares as sold and issue the appropriate Additional Shares and, upon issue of any Additional Shares required to be issued in accordance with the terms of the Note, its obligations under the Note shall cease.

SCHEDULE 2

Film Library - List of Programs

SCHEDULE 3

Film Rights License Agreement

FILM RIGHTS LICENSE AGREEMENT

THIS AGREEMENT is made the day of 2001

BETWEEN

1. GTM Holdings, Inc., a limited liability company incorporated in Nevada and having its principal offices at Suite 12/F., Nam Kwong Building, Avenida Rodrigo Rodriques, Macau Special Administrative Region, the People's Republic of China ("GTM"); and

2. Sun Television Cybernetworks Holdings Limited, a limited liability company incorporated in the Bermuda having its registered address at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda and whose principal office is at Unit 6101, The Center, 99 Queen's Road Central, Hong Kong ("Sun TV").

WHEREAS

Pursuant to a Production and Broadcast Purchase Agreement (the "Production and Broadcast Agreement") between the parties dated on or about 26 September 2001 the parties have agreed to enter into this Agreement in connection with the grant by Sun TV of certain non-exclusive rights to the Film Library (as hereinafter defined).

IT IS HEREBY AGREED as follows:

1. LICENSE

1.1 In consideration of the entry into the Production and Broadcast Agreement and the consideration set out therein, Sun TV hereby grants to GTM, and GTM hereby accepts, an unlimited non-exclusive license to use the productions listed in Schedule 1 (the"Film Library") and the Film Package (as defined below) relating to each production (each a "Production") comprising the Film Library to perform re-editing, adaptation, alteration and/or repurposing work thereon whereupon GTM shall become the owner of the works so re-edited, adapted, altered or repurposed (the "Re-edited Works") having the right to use, exhibit, resell, broadcast and otherwise exploit any Re-edited Works.

1.2 Upon signing of this Agreement Sun TV shall deliver the following material (the "Film Package") in respect of each Production:

(i) Technical material of first class quality comprising of the original master beta tapes of the Productions provided that the costs of dubbing shall be borne by GTM;

(ii) Typed transcript of final script as available and on a best endeavors basis;

(iii) Typed copy of action continuity/shot list as available and on a best endeavors basis;

(iv) Statement of on-screen, publicity, advertising, and promotional credit obligations as available and on a best endeavors basis;

(v) Such publicity material including photographs and stills as may be available; and

(vi) Such promotional material including trailers, promos and posters as may be available.

1.3 Upon signing of this Agreement Sun TV shall deliver to GTM a letter from sole owner(s) or controller(s) of the copyright and all other rights in Film Library in the form attached as Schedule 2. Sun TV confirms that Beijing Audio Video Publishing House, an entity owned and controlled by the Ministry of Culture of the People's Republic of China ("PRC"), is sole owner or controller of the copyright and all other rights in Film Library except as otherwise stated.

1.4 GTM must edit, adapt, alter and/or repurpose the Productions before it is entitled to use, exhibit, resell, broadcast and otherwise exploit the Re-edited Works in accordance with Clause 1.1 and upon any such editing, adaptation, alteration or repurposing, all rights in and to the Re-edited Works shall belong to GTM.

2. WARRANTIES

Sun TV represents and warrants:

(a) it is the sole owner or controller, or licensee from the sole owner or controller, of all copyright and any other rights in respect of the Film Library and is entitled and authorized to grant the license and all rights granted to GTM under this Agreement;

(b) it has and will retain good title and authority to enter into this Agreement and is not bound by any previous agreement which adversely affects this Agreement and it has obtained all such consents as are required to enter into this Agreement;

(c) all sums due in respect of the production of the Productions have been paid including the acquisition or license of all copyright and any other rights in the Productions granted to GTM and that GTM is not and will not be liable for any such payments;

(d) the Productions do not contain any obscene or defamatory material and will not expose GTM to civil or criminal proceedings and do not contain any material which infringes the copyright or any other rights of any third party;

(e) the Productions are original beta tapes of suitable technical quality for re-editing, reproduction and broadcast and are of a genre, material and format suitable for public broadcast in the PRC;

no payments shall be due in respect of the performing rights in any music or in respect any rights of third parties in the content of the Productions upon GTM's exercise of the rights granted under this Agreement; and

upon completion of the procedures set out in Clause 1.4, GTM shall own all rights in and to the Re-edited Works free and clear of any third party rights.

3. NOTICES

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

if to the GTM:

Suite 12/F., Nam Kwong Building

Avenida Rodrigo Rodriques

Macau Special Administrative Region

The People's Republic of China

Facsimile: (853) 711-999

Attention: Mr William A. Fisher

if to Sun TV:

Unit 6101, The Center

99 Queen's Road Central

Hong Kong

Facsimile: (852) 2169-0292

Attention: Mr Bruno Wu

or to such other address or addresses as shall have been furnished in writing to the other parties hereto.

All such notices and communications shall be deemed to have been duly given; when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five (5) business days after being deposited in the mail, postage prepaid; or if telecopied, on the same day unless received after 5 p.m. Hong Kong time or on a day other than a business day, in which event the notice or communication shall be deemed to have been duly given on the next business day.

4. MISCELLANEOUS

4.1 Sun TV and GTM mutually undertake to indemnify the other against all liabilities, claims, demands, actions, costs, damages and loss arising from any breach of either party of the terms of this Agreement.

4.2 This Agreement shall inure for the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement may not be terminated except with the express written consent of GTM.

4.3 No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. No amendment, supplement or modification of or to any provision of this Agreement or any of the other agreements referred to herein, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision shall be effective unless agreed in writing.

4.4 Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4.5 This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong, Special Administrative Region, People's Republic of China, without giving effect to the choice of law provisions thereof, and each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of Hong Kong, Special Administrative Region, People's Republic of China, and hereby expressly submits to the non-exclusive jurisdiction of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth above, such service to become effective 15 days after such mailing.

4.6 Each of the parties shall execute such documents and perform such further acts (including without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental entity or authority or any other person or entity) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

SCHEDULE 1 TO FILM RIGHTS LICENSE AGREEMENT

Film Library

SCHEDULE 2 TO FILM RIGHTS LICENSE AGREEMENT

Copyright Owner's Certificate

[Letterhead of Copyright Owner of Film Library]

[Note: Any translation into Chinese must be

agreed by GTM in advance of signing.]

[date]

GTM Holdings, Inc.

Suite 12/F., Nam Kwong Building

Avenida Rodrigo Rodriques

Macau Special Administrative Region

People's Republic of China

Dear Sirs,

Re: Film Rights License Agreement

In connection with your proposed entry into the Film Rights License Agreement (the "Agreement"), a copy of which, including all schedules, has been provided to us, with Sun Television Cybernetworks Holdings Limited ("Sun TV") relating to the grant by Sun TV to you of an unlimited non-exclusive license in respect of the Film Library (as defined in the Agreement), we confirm to you that:

(a) we are the sole owner or controller of all copyright and any other rights in respect of the Film Library [those Productions (as defined in the Agreement) comprised in the Film Library listed in the attached sheet];

(b) Sun TV is entitled and authorized to grant the license and all rights granted to you under the Agreement;

(c) you are entitled to edit, adapt, alter and repurpose the Productions and upon any such editing, adaptation, alteration or repurposing, all rights in and to the finished work shall belong to you.

Yours faithfully

Name:

Title:

For and on behalf of

[Name of copyright owner]

EXECUTION PAGE OF FILM RIGHTS LICENSE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
SIGNED by	)
duly authorized for and on behalf of	)
GTM Holdings, Inc.	)
in the presence of:	)
)
)
)
Signature of Witness	)	By executing this Agreement the signatory
	)	warrants that the signatory is duly to
	)	execute this Agreement on behalf of
	)	GTM Holdings, Inc.
Name of Witness (Block Letters))
SIGNED by	)
duly authorized for and on behalf of	)
Sun Television Cybernetworks	)
Holdings Limited	)
in the presence of:	)
)
)
)
Signature of Witness	)	By executing this Agreement the signatory
	)	warrants that the signatory is duly to
	)	execute this Agreement on behalf of
	)	Sun Television Cybernetworks
Name of Witness (Block Letters))		Holdings Limited

EXECUTION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
SIGNED by	)
duly authorized for and on behalf of	)
GTM Holdings, Inc.	)
in the presence of:	)
)
)
)
Signature of Witness	)	By executing this Agreement the signatory
	)	warrants that the signatory is duly authorized to
	)	execute this Agreement on behalf of
	)	GTM Holdings, Inc.
Name of Witness (Block Letters))
SIGNED by	)
duly authorized for and on behalf of	)
Sun Television Cybernetworks	)
Holdings Limited	)
in the presence of:	)
)
)
)
Signature of Witness	)	By executing this Agreement the signatory
	)	warrants that the signatory is duly authorized to
	)	execute this Agreement on behalf of
	)	Sun Television Cybernetworks
Name of Witness (Block Letters))		Holdings Limited